TRANSITION SERVICES AGREEMENT


      This TRANSITION SERVICES AGREEMENT, dated as of June 30, 2005, is entered into by and among Ronco Inventions, LLC, a California limited liability company ("Inventions"), Popeil Inventions, Inc., a Nevada corporation ("Popeil Inc."), and RP Productions, Inc. ("RP") (Inventions, Popeil Inc. and RP being collectively referred to herein as "Corporate Sellers") and Ronco Marketing Corporation, a Delaware corporation ("Purchaser").

                                   BACKGROUND

      A. Corporate Sellers and Purchaser, together with other parties, have entered into an Asset Purchase Agreement, dated December 10, 2004, as amended and supplemented to the date hereof (the "Asset Purchase Agreement"), pursuant to which Purchaser has agreed to purchase from Corporate Sellers and from certain other seller parties certain assets of the business of Corporate Sellers as set forth in the Asset Purchase Agreement.

      B. In connection with the Asset Purchase Agreement, Corporate Sellers and Purchaser desire to enter into this Agreement to set forth their mutual understanding and agreement concerning the handling and transfer to Purchaser of certain amounts on deposit from time to time after the Closing in certain bank accounts of Corporate Sellers maintained at Mellon 1st Business Bank, N.A. ("Mellon Bank") all as provided herein.

      C. All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Asset Purchase Agreement.

                                    AGREEMENT

      In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Cash in Seller Accounts. Until all checks or other debits written or initiated prior to the Closing against amounts in the accounts of Corporate Sellers at Mellon Bank listed on Schedule A hereto (the "Seller Accounts") have cleared, but in no event later than August 15, 2005 (the period from the Closing to August 15, 2005 being referred to as the "Transition Period"), Corporate Sellers shall (i) maintain the existence of the Seller Accounts, (ii) permit such uncleared checks or debits to clear or otherwise be processed through the Seller Accounts in the ordinary course, and (iii) provide Purchaser with weekly reports of the amounts on deposit in the Seller Accounts and the withdrawals from such accounts with respect to such checks or debits. Purchaser and its representatives shall not access the Seller Accounts or withdraw any amounts on deposit in such accounts during the Transition Period. At the conclusion of the Transition Period, Corporate Sellers shall cause all amounts remaining on deposit in the Seller Accounts, less (a) the amount (if any) necessary to cover any such checks or debits that have not cleared as of such time and (b) the amount of any Collateral (as defined below) that is subject to a security interest in favor of Mellon Bank as of such time, to be transferred to Purchaser, as reasonably directed by Purchaser and at Purchaser's sole cost and expense. Purchaser shall promptly reimburse Corporate Sellers for all costs associated with the Seller Accounts incurred during the Transition Period.

      2. Collateral for Letters of Credit. Purchaser acknowledges that, pursuant to a termination letter dated as of June 29, 2005 from Mellon Bank, Mellon Bank has retained a security interest in $150,616.96 (the "Collateral") as collateral for certain letters of credit, and such Collateral is and may continue to be on deposit in one or more of the Seller Accounts. Notwithstanding anything to the contrary in this Agreement, Corporate Sellers shall not be required to deliver the Collateral to Purchaser until such time as Mellon Bank has acknowledged in writing that it has released all of its interest in and to such Collateral. Upon such release, Corporate Sellers shall use commercially reasonable efforts to arrange for the transfer of such Collateral to Purchaser, as reasonably directed by Purchaser and at Purchaser's sole cost and expense.

      3. Post-Closing Deposits to Seller Accounts. During the Transition Period, to the extent any additional amounts are deposited into the Seller Accounts as a result of or with respect to operations of the Purchaser, whether by automatic deposit of credit card payments resulting from sales by Purchaser or otherwise, (the "Deposits"), Corporate Sellers shall use commercially reasonable efforts to arrange for the transfer of such Deposits to Purchaser, as reasonably directed by Purchaser and at Purchaser's sole cost and expense, within one Business Day of the date each such Deposit was made.

      4. Establishment of Bank Accounts. As promptly as practicable following the Closing, but in any event within 15 days of the Closing, Purchaser shall establish accounts for its operations in its own name at one or more financial institutions, including but not limited to accounts into which automatic deposits of credit card payments may be made, and shall arrange for all deposits being made or otherwise directed to the Seller Accounts to be made to such accounts of Purchaser, such that no further Deposits relating to Purchaser or its business shall be made to the Seller Accounts after the Transition Period.

      5. Further Assurances. During the Transition Period, each of Corporate Sellers and Purchaser shall cooperate with each other, and take such further actions and do such additional things, as may reasonably necessary in order to effectuate the agreements herein.

      6. Miscellaneous.

      (a) This Agreement, and all rights and obligations hereunder, shall not be assigned by any of the parties hereto to any third party, by operation of law or otherwise, without the prior written consent by the other parties. Any permitted assignment shall be subject to and conditioned on the issuance of any governmental validations, authorizations, licenses or rulings then required under applicable law in connection with such assignment.

      (b) All notices required or permitted by this Agreement shall be given in accordance with the terms of the Asset Purchase Agreement.

      (c) Subject to paragraph (h) of this Section, this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

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

      (d) The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

      (e) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by written amendment signed by the parties hereto.

      (f) The waiver, express or implied, by any of the parties hereto of any right hereunder or of any failure to perform or breach hereof by the other party shall not constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other party(s), whether of a similar or dissimilar nature.

      (g) In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision or are otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force.

      (h) Notwithstanding anything herein, if any provision of this Agreement shall be in conflict with or in contravention of any term or provision of the Asset Purchase Agreement, then such term or provision of the Asset Purchase Agreement shall govern and control, and nothing herein shall be deemed to alter, modify, limit, override or in any way affect any term, condition or provision of the Asset Purchase Agreement.

      (i) Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures set forth in Section 11.10 of the Asset Purchase Agreement, which section shall be incorporated herein by reference. In the event of any arbitration or other action for the breach of this Agreement or misrepresentation by any party, the prevailing party in such arbitration or other action shall be entitled, in addition to all other relief, to reasonable attorneys' and experts' fees relating to such arbitration or other action, including attorneys' and experts' fees incurred in any proceeding to compel arbitration. The non-prevailing party shall be responsible for all costs of the arbitration or litigation, including but not limited to, the arbitration fees, court reporter fees, and other fees and costs.

      (j) This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

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

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                         CORPORATE SELLERS:

                                         RONCO INVENTIONS, LLC



                                         By:
                                             ---------------------------------
                                              Name:
                                              Title:


                                         POPEIL INVENTIONS, INC.



                                         By:
                                             ---------------------------------
                                              Name:
                                              Title:


                                         RP PRODUCTIONS, INC.



                                         By:
                                             ---------------------------------
                                              Name:
                                              Title:



                                         PURCHASER:

                                         RONCO MARKETING CORPORATION



                                         By:
                                             ---------------------------------
                                              Name:
                                              Title:



                                    S-1                      Transition Services
                                                                       Agreement